CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, were hereby consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement for The BSG Funds of all references to our firm included in or made a part of this Amendment.





/s/ McCurdy & Associates CPA's, Inc.
McCurdy & Associates CPA's, Inc.
April 22, 1997